UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Pkwy, Suite 300 Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

HPEV, Inc., a Nevada corporation (the “Company”), has posted a letter to its shareholders on its website under the link http://hpevinc.com/letter-to-shareholders-april-2015/. The letter is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information referenced under Item 7.01 of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

As discussed therein, the information may contain forward-looking statements within the meaning of the Securities Act and the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to current expectations and are subject to the limitations and qualifications set forth in the information as well as in the Company’s other documents filed with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter to shareholders, dated April 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV INC. (Registrant)

Date: April 8, 2015	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)